LIST OF SUBSIDIARIES                                                 EXHIBIT 21

                                                                        Date of                       Current
                                                    Site of           Acquisition/               Principal Business
                                                 Incorporation         Formation                      Activity
- -----------------------------------------------------------------------------------------------------------------------------
100% OWNED SUBSIDIARIES
Auburn Hills Hotel Corporation                     Michigan              1994                       Hotel Owner
Avenel Executive Park Phase II, Inc.               Maryland              1987                  Real Estate Investor
BFS Funding Corporation                            Maryland              1988                    Corporate Nominee
The Chase Restaurants, Inc.                         Georgia              1985                        Inactive
Circle 75 Health Club, Inc.                         Georgia              1986                        Inactive
Circle 75 Hotel Corp.                               Georgia              1980                        Inactive
Commerce Center Development Corp.                   Florida              1980                    Office Park Owner
Crosstown Shopping Center, Inc.                    Oklahoma              1991                        Inactive
Crystal City Hospitality Corp.                     Virginia              1986                       Hotel Owner
Dallas San Simeon Inc.                               Texas               1993                 Apartment Project Owner
Dearborn Corporation                               Delaware              1992                Office Bldg. & Land Owner
Dulles Airport Hotel Corp.                         Virginia              1986                        Inactive
Dulles Hospitality Corp.                           Virginia              1986                        Inactive
Flagship Centre Corporation                        Maryland              1985                       Land Owner
French Market Mall, Inc.                           Oklahoma              1991                        Inactive
MHC Airport Inn, Inc. (a)                          New York            1980/1976                  Hotel Operator
MHC Corporation                                    Maryland            1980/1974                  Hotel Operator
NVA Development Corporation                        Virginia              1984               Gen'l Part/Real Est. P/ship
PDS Development Corporation                         Florida              1979                        Inactive
Peachtree / Northeast Corp.                         Georgia              1979                    Office Park Owner
Perimeter Hotel Corp.                               Georgia              1985                        Inactive
Pueblo Hotel Corp.                                 Colorado              1985                       Hotel Owner
Rochester Airport Hotel Corp.                      New York              1986                        Inactive
Satellite Blvd. Hotel Corp.                         Georgia              1986                        Inactive
Scope Hospitality Corporation                      Virginia              1986                       Hotel Owner
Sharonville Hotel Corporation                        Ohio                1986                        Inactive
Sullyfield Corporation                             Virginia              1984                        Inactive
Timber Resources, Inc.                             Delaware              1988                        Inactive
Town Centre Corporation                             Kansas               1986                        Inactive
Tysons Corner Hospitality Corp.                    Virginia              1986                        Inactive
Wheeler Road, Inc.                                 Maryland              1992                        Inactive
800 Building, Inc.                                  Georgia              1986                        Inactive
900 Corporation                                     Georgia              1979                    Office Bldg Owner
1100 Corporation                                    Georgia              1979                    Office Bldg Owner
1113 Corporation                                    Florida              1984              Gen'l Part/ Real Est. P/ship



Continued on Following Page




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   (a) Subsidiary of MHC Corporation

LIST OF SUBSIDIARIES (Continued)                                    EXHIBIT 21



                                                                       Date of                   Current
                                                         Site of     Acquisition/          Principal Business
                                               Note   Incorporation   Formation                 Activity
- --------------------------------------------------------------------------------------------------------------------
80% OWNED SUBSIDIARIES
Ashburn Village Development Corporation        (A)       Maryland       1991             Real Estate Owned (REO)
Balley's Corporation                           (A)       Maryland       1993                       REO
Balmoral Golf Corporation                      (A)       Maryland       1992                       REO
Bondy Way Development Corporation              (A)       Maryland       1990                       REO
Brambleton Land Corporation                    (A)       Maryland       1977                       REO
Brooke Manor Land Corporation                  (A)       Maryland       1990                       REO
Brookshire Manor Corporation                   (A)       Maryland       1992                     Inactive
B.F. Saul Mortgage Company                     (A)       Maryland       1984                  Loan Originator
CCB Holding Corporation                        (A)       Delaware       1994                    Investments
CCRE, Inc.                                     (C)       Maryland       1984                     Inactive
Cherrytree Corporation                         (A)       Maryland       1993                       REO
Chevy Chase Insurance Agency, Inc.             (A)       Maryland     1965/1971              Insurance Agency
Chevy Chase Mortgage Company                   (A)       Maryland       1972                     Inactive
Chevy Chase Bank, F.S.B.                              United States     1989                   Savings Bank
Chevy Chase Securities, Inc.                   (A)       Maryland       1984             Securities Broker/Dealer
C.I.G. International, Limited                  (C)       Maryland       1986                     Inactive
Duvall Village Corporation                     (A)       Maryland       1992                       REO
First Balmoral Corp.                           (A)       Maryland       1991                       REO
Glen Road Property Corp.                       (A)       Maryland       1992                       REO
Goldsboro Heights Property Corp.               (A)       Maryland       1992                       REO
Great Seneca Development Corporation           (A)       Maryland       1991                       REO
Inglewood Corporation                          (A)       Maryland       1990                       REO
Jayselle Corporation                           (A)       Maryland       1992                     Inactive
MVEP Corporation                               (A)       Maryland       1993                       REO
Manor Investment Company                       (A)       Maryland       1971        Real Estate Ownership/Development
Marbury I Corporation                          (A)       Maryland       1991                       REO
Marbury II Corporation                         (A)       Maryland       1991                       REO
Marlboro Square, Inc.                          (A)       Maryland       1992                       REO
MVEP Corporation                               (A)       Maryland       1993                     Inactive
North Ode Street Development Corporation       (C)       Maryland       1981         Real Estate Finance/Development
Oak Den, Inc.                                  (A)       Maryland       1991                       REO
Old Chapel Corporation                         (A)       Maryland       1992                     Inactive
One and Two Centre Park, Inc.                  (A)       Maryland       1992                     Inactive
PMC Corporation                                (A)       Maryland       1991                       REO
Presley Corporation                            (A)       Maryland       1993                     Inactive
Primrose Development Corporation               (A)       Maryland       1990                       REO
Ridgeview Centre Corp.                         (A)       Maryland       1992                       REO
Ronam Corporation, Inc.                        (C)       Maryland       1986                   Real Estate
Seven Lakes Development Corporation            (A)       Maryland       1991                       REO
Shoppes of Jefferson, Ltd.                     (A)       Virginia       1991                       REO
Sidebay, Ltd.                                  (A)       Virginia       1991                     Inactive
Six Commerce Park Corp.                        (A)       Virginia       1991                       REO
Sully Park Corporation                         (A)       Maryland       1990                       REO
Sully Station Corporation                      (A)       Maryland       1990                       REO
Sycolin - Leesburg Corporation                 (A)       Maryland       1992                       REO
Technology Trading Corp.                       (A)       Maryland       1991                     Inactive
Terminal Drive Properties Corporation          (A)       Maryland       1991                       REO

- -----------------------------------------------------------------------------
  (A) Subsidiary of Chevy Chase Bank, F.S.B.
  (B) Subsidiary of First Balmoral Corp.
  (C) Subsidiary of Manor Investment Company